UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2022

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(888) 882-1880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCOV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Jeff Ray

On February 9, 2022, Brightcove Inc. (the “Company”) announced that Jeff Ray will resign as a member of the Board of Directors (the “Board”) of the Company and as the Company’s Chief Executive Officer, upon mutual agreement with the Board, effective as of the day before the employment start date of Mr. Ray’s successor as the Company’s Chief Executive Officer. The employment start date (the “Transition Date”) for Mr. Ray’s successor as the Company’s Chief Executive Officer is expected to be on March 28, 2022. Mr. Ray’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Ray will continue to serve as an advisor to the Company according to the terms of his previously disclosed Transition Agreement.

(c) Election of Marc DeBevoise as Chief Executive Officer

On February 9, 2022, the Company announced that the Board has appointed Marc DeBevoise as Chief Executive Officer of the Company and a Class II director of the Board, effective as of the Transition Date. Mr. DeBevoise will fill the vacancy created by Mr. Ray’s resignation on the Board. The term of the Company’s Class II directors, including Mr. DeBevoise, expires at the annual meeting of stockholders to be held in 2023 or upon the election and qualification of successor directors.

Since September 2021, Mr. DeBevoise, age 45, has served as Vice Chairman of the Board and President of Argus Capital Corporation, a tech-driven-media focused special purpose acquisition corporation (ARGU). From November 2019 to December 2020, he served as Chief Executive Officer and President of ViacomCBS Digital (previously known as CBS Interactive) and as Chief Digital Officer of ViacomCBS. From July 2016 to November 2019, Mr. DeBevoise served as President and Chief Operating Officer of CBS Interactive. Since November 2018, Mr. DeBevoise has served as a member of the board of directors, and since July 2021 the audit committee of the board, at Limelight Networks (LLNW), a provider of edge cloud, content delivery and security computing services. He earned his B.A. in Economics and Computer Science from Tufts University and earned his M.B.A. with distinction in Entertainment, Media & Technology and Finance from NYU’s Stern School of Business. Mr. DeBevoise was selected to serve on our Board due to the perspective and experience he brings as our Chief Executive Officer and his prior experience as an executive in media, technology and digital and streaming industries.

In connection with Mr. DeBevoise’s appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. DeBevoise (the “Agreement”). Under the Agreement, the Company will provide Mr. DeBevoise with, among other things: (i) an annual base salary of $500,000 for 2022, $550,000 for 2023 and $600,000 for 2024, which is subject to annual review and increase in the discretion of the Board or the Compensation Committee of the Board; (ii) guaranteed annual incentive compensation equal to 100 percent of his base salary (prorated for the number of days of employment) for 2022 and target annual incentive compensation equal to 125 percent of his base salary thereafter; and (iii) additional severance and change in control benefits, contingent upon Mr. DeBevoise executing and not revoking a separation agreement, including, among other things, a general release of claims in favor of the Company (the “Separation Agreement and Release”). In addition, in connection with his employment Mr. DeBevoise will be granted an award of 300,000 time-based restricted stock units (the “Time-Based Award”) and an award of 500,000 performance-based restricted stock units (the “Performance Award”), each unit representing the right to acquire one share of the Company’s common stock. Mr. DeBevoise’s Time-Based Award will vest in equal annual installments over a period of three years, subject to Mr. DeBevoise’s continued employment with the Company on the applicable vesting date. Subject to the terms of the Agreement, including the requirement to execute and not revoke a Separation Agreement and Release, the Time-Based Award shall accelerate and vest in full in the event that, within twelve months after a change in control, as defined in the Agreement, Mr. DeBevoise’s employment is terminated by the Company without cause, as defined in the Agreement, if Mr. DeBevoise terminates his employment for good reason, as defined in the Agreement, or if Mr. DeBevoise’s employment terminates at the end of the term of the Agreement due to the Company’s providing a notice of its intention to not renew the term. Mr. DeBevoise’s Performance Award will be earned upon the achievement of certain stock-price based performance metrics within four years of his start date and any such earned restricted stock units will vest 50% upon the date of achievement of the applicable performance metric and 50% upon the earlier of the three year anniversary of the commencement of his employment or the one-year anniversary of achievement of the applicable performance metric, subject to Mr. DeBevoise’ continued employment with the Company through the applicable vesting date. Any portion of the Performance Award that has been earned based upon achievement of the performance metrics will accelerate and vest in full upon the termination of Mr. DeBevoise’s employment due to death or disability, as defined in the Agreement, upon a sale event as defined in the Performance Award unless the Performance Award is assumed, substituted or continued by the Company (or its successor) following the sale event, and, subject to his execution and non-revocation of a Separation Agreement and Release, upon the termination of Mr. DeBevoise’s employment by the Company without cause, by Mr. DeBevoise for good reason, or if Mr. DeBevoise’s employment terminates at the end of the term of the Agreement due to the Company’s providing a notice of its intention to not renew the term. Mr. DeBevoise’s equity awards will be granted as “employment inducement awards” within the meaning of NASDAQ Listing Rule 5635(c)(4) and Mr. DeBevoise will not be entitled to receive additional equity awards in calendar year 2022.

The Company expects the grant date of these awards to be on or before April 15, 2022. The foregoing summary of the Agreement is qualified in its entirety by reference to the full Agreement filed herewith as Exhibit 99.1 and incorporated by reference herein. The Company and Mr. DeBevoise also entered into an agreement regarding confidentiality, intellectual property assignment and certain post-termination covenants, including non-solicitation and non-competition.

The Company will enter into an indemnification agreement with Mr. DeBevoise in connection with his employment and appointment to the Board, which will be in substantially the same form as that entered into with the other executive officers of the Company and is incorporated herein by reference.

There are no family relationships between Mr. DeBevoise and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. DeBevoise has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.2. The information in this Item 7.01 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Employment Agreement, dated February 8, 2022 by and between the Company and Marc DeBevoise.

99.2	Press Release of Brightcove Inc. dated February 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2022	Brightcove Inc.

	By:	/s/ Robert Noreck

Robert Noreck
Chief Financial Officer